UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2026

Innovative Industrial Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37949	81-2963381
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1389 Center Drive, Suite 200

Park City, Utah 84098

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 997-3332

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IIPR	New York Stock Exchange

Series A Preferred Stock, par value $0.001 per share	IIPR-PA	New York Stock Exchange

Series B Preferred Stock, par value $0.001 per share	IIPR-PB	New York Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement.

Amendment Number Six to Loan Agreement

On October 21, 2026, Innovative Industrial Properties, Inc. (the “Company”), through its operating partnership, IIP Operating Partnership, LP (“IIP OP”), entered into Amendment Number Six to Loan Agreement (the “Sixth Amendment”), by and among IIP OP, as borrower, East West Bank, as agent (in such capacity, the “Agent”) and a lender, and the other financial institutions party thereto as lenders (collectively with the Agent, the “Lenders”), which amends the Loan Agreement, dated as of October 23, 2023 (as previously amended, the “Loan Agreement”), governing IIP OP’s secured revolving credit facility.

The Sixth Amendment extends the maturity date of the Loan Agreement from October 23, 2026 to January 21, 2027. In connection with the Sixth Amendment, IIP OP paid the Lenders an extension fee. Other than the extension of the maturity date, the Sixth Amendment does not modify the aggregate commitments, interest rate, borrowing base or covenants under the Loan Agreement, which remain in full force and effect.

A description of the material terms of the Loan Agreement is included under Item 2.03 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 2, 2025 (the “October 2025 8-K”), and such description is incorporated herein by reference, except that the maturity date of the Loan Agreement is now January 21, 2027, as described above. As of October 21, 2026, $62.5 million, in aggregate principal amount, was outstanding under the Loan Agreement.

The foregoing description of the Sixth Amendment is not complete and is qualified in its entirety by reference to the full text of the Sixth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Loan Agreement is qualified in its entirety by reference to the full text of the Loan Agreement, a copy of which was filed as Exhibit 10.4 to the October 2025 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description of Exhibit
10.1	Amendment Number Six to Loan Agreement, dated as of October 21, 2026, by and among IIP Operating Partnership, LP, as borrower, East West Bank, as agent and a lender, and the other lenders party thereto.

104	Cover Page Interactive Data File (embedded within the XBRL document).

Forward-Looking Statements

This Current Report on Form 8-K contains statements that the Company believes to be “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts are forward-looking statements. When used in this report, words such as the Company or IIP OP “expects,” “intends,” “plans,” “estimates,” “anticipates,” “believes” or “should” or the negative thereof or similar terminology are generally intended to identify forward-looking statements, and they include, but are not limited to, statements regarding the Company’s ability to repay, refinance, further extend or replace the Loan Agreement on or prior to its maturity date and the Company’s anticipated sources of liquidity. These forward-looking statements are based on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Factors that could cause results to differ from those projected or assumed in any forward-looking statement include, but are not limited to, the risk factors discussed in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2025, as updated by the Company’s subsequent reports filed with the SEC. Investors should not place undue reliance upon forward-looking statements. The Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2026	INNOVATIVE INDUSTRIAL PROPERTIES, INC.

	By:	/s/ David Smith
	Name:	David Smith
	Title:	Chief Financial Officer